UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2021

Lumen Technologies, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive
Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	LUMN	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture Related to Issuance of Notes

On June 15, 2021, Lumen Technologies, Inc. (“Lumen,” “us,” “we” or “our”):

•	completed its previously-announced private placement of $1.0 billion aggregate principal amount of its 5.375% Senior Notes due 2029 (the “2029 Notes”); and

•	in connection therewith, entered into an indenture (the “Indenture”) with Regions Bank, as trustee, dated June 15, 2021, which sets forth the terms of the 2029 Notes.

The net proceeds from the sale of the 2029 Notes were approximately $988 million, after deducting fees and offering expenses. Lumen used the net proceeds from the offering, together with cash on hand, to repay at maturity all $1.231 billion aggregate principal amount of its outstanding 6.45% Senior Notes, Series S, due 2021 (the “2021 Notes”).

The 2029 Notes were sold pursuant to a purchase agreement, dated June 2, 2021 (the “Purchase Agreement”), between Lumen and the initial purchasers of the 2029 Notes (the “Initial Purchasers”) for resale on the terms described further below. The Purchase Agreement includes customary representations, warranties and covenants of Lumen, including customary indemnification and contribution obligations.

The 2029 Notes will be the senior unsecured obligations of Lumen and will rank senior in right of payment to any of its existing and future subordinated debt and rank equally in right of payment with all of its existing and future unsecured and unsubordinated debt. The 2029 Notes will not be guaranteed by any of Lumen’s subsidiaries. The 2029 Notes will mature on June 15, 2029. Interest on the 2029 Notes will be payable on June 15 and December 15 of each year, beginning on December 15, 2021.

The 2029 Notes will be subject to redemption at the option of Lumen, in whole or in part, at any time or from time to time:

•

prior to June 15, 2024, at 100% of the principal amount of 2029 Notes so redeemed plus (i) the applicable “make-whole” premium set forth in the Indenture and (ii) accrued and unpaid interest thereon (if any) up to, but not including, the redemption date; and

•

on and after June 15, 2024, at redemption prices (expressed as a percentage of principal amount) equal to (i) 102.68750%, for redemptions between June 15, 2024 and June 14, 2025, (ii) 101.34375%, for redemptions between June 15, 2025 and June 14, 2026, and (iii) 100.00000%, for redemptions on or after June 15, 2026; plus, in each case, accrued and unpaid interest thereon (if any) up to, but not including, the redemption date.

In addition, at any time or from time to time on or prior to June 15, 2024, Lumen may, at its option and subject to certain conditions, redeem up to 40% of the aggregate principal amount of the 2029 Notes at a redemption price equal to 105.375% of the principal amount of the 2029 Notes so redeemed, plus accrued and unpaid interest thereon (if any) to, but not including, the redemption date, with the net cash proceeds from one or more sales of equity by Lumen that meet the terms and conditions specified in the Indenture.

Upon the occurrence of certain specified change of control repurchase events, Lumen will be required, unless it has elected to redeem the 2029 Notes as described above, to make an offer to repurchase the 2029 Notes at a price equal to 101% of their aggregate principal amount, together with any accrued and unpaid interest to, but not including, the date of repurchase.

The Indenture provides for customary events of default, including, among other things, the (i) failure to pay principal, interest or premium (if any) on the 2029 Notes when due, subject to certain grace periods or exceptions; (ii) failure to observe or perform various specified covenants for 60 days after written notice with respect thereto by the trustee or the holders of at least 30% of the aggregate principal amount of such 2029 Notes then outstanding; or (iii) occurrence of certain specified events relating to Lumen’s bankruptcy, insolvency or reorganization. In addition, subject to the terms and conditions set forth in the Indenture, if an event of default with respect to the 2029 Notes occurs and is continuing, the trustee or holders of at least 30% of the aggregate principal amount of the 2029 Notes then outstanding may declare the principal of the 2029 Notes to be due and payable immediately.

The Indenture contains certain restrictive covenants that limit the incurrence of certain liens and corporate transactions. These covenants are subject to a number of important limitations and exceptions.

The 2029 Notes have not been nor will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and the 2029 Notes may not be offered or sold in the United States absent registration or an exemption from applicable registration requirements. The 2029 Notes were sold by the Initial Purchasers to persons reasonably believed to be “qualified institutional buyers,” as defined in Rule 144A promulgated under the Securities Act, and non-U.S. persons outside the United States under Regulation S promulgated under the Securities Act. Holders of the 2029 Notes do not have the benefit of registration rights.

The foregoing description of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture and the form of the 2029 Notes, copies of each of which are filed as exhibits to this Current Report, and are incorporated by reference herein.

Other Information

In reviewing the documents included as exhibits to this Current Report, please note that they are included to provide you with additional information regarding the terms of the 2029 Notes and are not intended to provide any other factual or disclosure information about Lumen or the other parties thereto.

Additional information about the above-described transactions is included in the press release filed as Exhibit 99.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On June 15, 2021, Lumen issued a press release announcing that (i) it had completed its private placement of the 2029 Notes and (ii) repaid at maturity its outstanding 2021 Notes as described in Item 1.01 above. That press release is filed as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this Current Report identified by words such as “will,” “should,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, and are subject to various uncertainties. Actual events and results may differ materially from those anticipated by Lumen in those statements for several reasons. Lumen may change its intentions or plans discussed in our forward-looking statements without notice at any time and for any reason.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

4.1*	Indenture, dated June 15, 2021, among Lumen, as Issuer, and Regions Bank, as Trustee, relating to the 2029 Notes.

4.2*	Form of 2029 Notes (included in Exhibit 4.1).

99.1*	Press Release dated June 15, 2021, announcing the completion of the private placement of the 2029 Notes and the related repayment at maturity of the 2021 Notes.

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Lumen Technologies, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

LUMEN TECHNOLOGIES, INC.

By:	/s/ Andrea Genschaw
Andrea Genschaw
Senior Vice President and Controller

Dated: June 15, 2021